EXHIBIT 31.6

CERTIFICATION ACCOMPANYING PERIODIC REPORT

PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Steven C. Voorhees, Executive Vice President, Chief Financial Officer and Chief Administrative Officer, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Rock-Tenn Company; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Steven C. Voorhees
Steven C. Voorhees
Executive Vice President,
Chief Financial Officer and Chief Administrative Officer

Date: April 20, 2011

A signed original of this written statement required by Section 302, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 302, has been provided to Rock-Tenn Company and will be retained by Rock-Tenn Company and furnished to the Securities and Exchange Commission or its staff upon request.